1As filed with the U.S. Securities and Exchange Commission on October 21, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abcam plc

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

United Kingdom	2836	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Discovery Drive

Cambridge Biomedical Campus

Cambridge, CB2 0AX

United Kingdom

+44 (0) 1223 696000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abcam Inc.

1 Kendall Square

Suite B2304

Cambridge, Massachusetts

02139-1517 USA

(888) 772-2226

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ian D. Schuman Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Robbie McLaren Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Marcel R. Fausten Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-249263)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary shares, nominal value of £0.002	$10,081,260	$1,099.87

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $169,941,240 on a Registration Statement on Form F-1, as amended (File No. 333-249263), which was declared effective by the Securities and Exchange Commission on October 21, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $10,081,260 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of American Depositary Shares, each representing one ordinary share, with nominal value of £0.002 (the “ADSs”), of Abcam plc (the “Registrant”) contemplated by the Registration Statement on Form- F-1 (File No. 333-249263), initially filed with the Commission by the Registrant on October 2, 2020 (as amended, the “Prior Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on October 21, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of ADSs to be offered in the public offering by $10,081,260, which includes additional ADSs that the underwriters have the option to purchase. The additional ADSs that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-249263), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins (London) LLP, counsel to the Registrant, as to the validity of the ordinary shares (including consent) (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on October 21, 2020).

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-249263), filed with the Commission on October 2, 2020 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, United Kingdom on October 21, 2020.

Abcam plc

By:	/s/ Alan Hirzel
Name:	Alan Hirzel
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on October 21, 2020 in the capacities indicated:

Name	Title

/s/ Alan Hrizel	Chief Executive Officer and Director (principal executive officer)
Alan Hirzel

/s/ Michael Baldock Michael Baldock	Chief Financial Officer and Director (principal financial officer and principal accounting officer)

*	Director
Peter Allen

*	Director
Mara Aspinall

*	Director
Giles Kerr

*	Director
Louise Patten

*By: /s/ Michael Baldock
Michael Baldock
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Abcam plc has signed this registration statement on October 21, 2020.

By:	/s/ Alex Bladel
Name:	Alex Bladel
Title:	Assistant Secretary